Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Floating Rate Notes Due 2011	$275,000,000	$10,807.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

FILED PURSUANT TO
RULE 424(B)(2)
REGISTRATION NO: 333-144967

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 30, 2007

$275,000,000 Floating Rate Notes due 2011

The Floating Rate Notes due 2011 (the “Notes”) will bear interest at a floating rate per annum equal to three-month LIBOR, reset quarterly, plus 60 basis points (0.60%), from May 12, 2008. We will pay interest on the Notes quarterly in arrears on the 6th day of February, May, August and November of each year, beginning August 6, 2008. The Notes will mature on May 6, 2011. The Notes may not be redeemed prior to maturity.

The Notes will be unsecured and unsubordinated obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We do not intend to list the Notes on any securities exchange.

Investing in our Notes involves risks. Please refer to the risk factors beginning on page 5 of the accompanying prospectus and the documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which we incorporate by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	100.00%	$275,000,000
Underwriting discount	0.225%	$618,750
Proceeds to Coca-Cola Enterprises Inc. (before expenses)	99.775%	$274,381,250

Interest on the Notes will accrue from May 12, 2008 to the date of delivery.

Delivery of the Notes in book-entry only form will be made through The Depository Trust Company (“DTC”) on or about May 12, 2008.

Joint Book-Running Managers

Deutsche Bank Securities	JPMorgan

Co-Managers

Loop Capital Markets, LLC	The Williams Capital Group, L.P.

May 7, 2008

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the Notes and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Notes. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed, on the other hand, the information in this prospectus supplement shall control.

Unless provided otherwise or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “us” and “our” are to Coca-Cola Enterprises Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can also inspect reports and other information we file at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. We make additional information available at our website, http://www.cokecce.com. We are not incorporating the contents of the website into this prospectus supplement.

FORWARD-LOOKING INFORMATION

Some of the statements contained in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors, including, without limitation:

•	we may not be able to respond successfully to changes in the marketplace;

•	concerns about health and wellness could further reduce the demand for some of our products;

•	our sales can be impacted by the health and stability of the general economy;

•	our business success may be dependent upon our relationship with The Coca-Cola Company;

•	our business in Europe is vulnerable to product being imported from outside our territories, which adversely affects our sales;

•	increases in costs or limitation of supplies of raw materials could hurt our financial results;

•	miscalculation of our need for infrastructure investment could impact our financial results;

•	unexpected changes in interest or non-U.S. currency exchange rates or our debt rating could harm our financial position;

•	unexpected resolutions of legal contingencies could impact our financial results;

•	legislative changes that affect our distribution and packaging could reduce demand for our products or increase our costs;

•	additional taxes could harm our financial results;

•	adverse weather conditions could limit the demand for our products;

•	global or regional catastrophic events could impact our business and financial results;

•	disagreements among bottlers could prevent us from achieving our business goals;

•	if we are unable to renew collective bargaining agreements on satisfactory terms or we experience strikes or work stoppages, our business and financial results could be negatively impacted;

•	inaccurate estimates or assumptions used to prepare our Consolidated Financial Statements could lead to unexpected financial results;

•

if we, The Coca-Cola Company, or other licensors and bottlers of products we distribute are unable to maintain a positive brand image or if product liability claims or product recalls are brought against us, The Coca-Cola Company, or other licensors and bottlers of products we distribute, our business, financial results, and brand image may be negatively affected;

•	technology failures could disrupt our operations and negatively impact our business; and

•	we may not fully realize the expected cost savings and/or operating efficiencies from our restructuring programs.

We caution you that these factors may not be exhaustive. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus supplement. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our business. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

THE OFFERING

The summary below sets forth some of the principal terms of the Notes. Please read the “Description of Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus for a more detailed description of the terms and conditions of the Notes.

Issuer	Coca-Cola Enterprises Inc.

Notes	$275,000,000 aggregate principal amount of Floating Rate Notes due 2011.

Maturity of Notes	The Notes mature on May 6, 2011.

Interest	We will pay interest on the Notes on each February 6, May 6, August 6 and November 6, beginning on August 6, 2008. The interest rate per annum on the Notes will be reset quarterly and will be equal to three-month LIBOR plus 0.60%.

Ranking	The Notes will be unsecured and unsubordinated obligations and will rank equally in right of payment to all of our other existing and future unsecured senior indebtedness.

Redemption	The Notes may not be redeemed prior to maturity.

Sinking Fund	None.

Use of Proceeds	We expect to use a portion of the net proceeds of this offering to repay a portion of our outstanding commercial paper. We will use the remaining proceeds, if any, for general corporate purposes. See “Use of Proceeds.”

Additional Notes	The Notes issued in this offering will be initially issued in an aggregate principal amount of $275,000,000. We may, without notice to or consent of the holders or beneficial owners of the Notes, issue in a separate offering additional notes having the same ranking, interest rate, maturity and other terms as the Notes. The Notes and any such additional notes will constitute a single series under the indenture.

Form

The Notes will be represented by one or more global securities (the “global securities”) registered in the name of the nominee of DTC. Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, beneficial interests in the global securities may not be exchanged for definitive Notes in registered certificated form. The Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We expect that the Notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Notes will therefore be required by DTC to settle in immediately available funds. We will make all payments of principal and interest in immediately available funds. See “Description of Notes—Same-Day Settlement and Payment.” In the event that Notes are issued in registered certificated form, such Notes may be transferred or exchanged at the offices described in the immediately following paragraph.

Payments on the Notes issued in book-entry form will be made to DTC’s nominee as the holder of the global securities. In the event the Notes are issued in registered certificated form, principal and interest will be payable, the transfer of the Notes will be registrable, and the Notes will be exchangeable for Notes bearing identical terms and provisions, at the office of the trustee in The City of New York designated for such purpose, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto as shown in the security register for the Notes.

No Listing	We do not intend to list the Notes on any securities exchange.

Trustee and Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	New York law.

Certain Risk Factors	An investment in the Notes involves risks. Please refer to the risk factors beginning on page 5 of the accompanying prospectus and the documents we file with the SEC pursuant to the Exchange Act and which we incorporate by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $274.1 million, after deducting the underwriters’ discount and certain offering expenses. We expect to use a portion of the net proceeds of this offering to pay outstanding U.S. dollar commercial paper. We will use the remaining proceeds, if any, for general corporate purposes. At May 6, 2008, our U.S. dollar commercial paper borrowings had a weighted average interest rate of 2.25% per year with a weighted average maturity of 2.79 days.

DESCRIPTION OF NOTES

The following description of the terms of the Notes offered in this prospectus supplement and referred to in the accompanying prospectus as the “debt securities” supplements the description of the general terms of debt securities in the accompanying prospectus, to which description you are referred. The Notes will constitute a single series of debt securities and will be issued under the indenture, dated as of July 30, 2007, as supplemented by the supplemental indenture, to be dated as of May 12, 2008 (together, the “indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

The Notes will mature on May 6, 2011. The Notes will bear interest from May 12, 2008. Interest on the Notes will be payable quarterly on each February 6, May 6, August 6 and November 6 (each such day an “interest payment date”), commencing August 6, 2008, to the persons in whose names the Notes are registered at the close of business on the 15th calendar day preceding the respective interest payment date.

The Notes will bear interest for each interest period at a rate per annum calculated by the calculation agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The per annum rate at which interest on the Notes will be payable during each interest period will be equal to three-month LIBOR, determined on the interest determination date for that interest period, plus 0.60%.

If any interest payment date for the Notes would otherwise be a day that is not a LIBOR business day, such interest payment date shall be the next succeeding LIBOR business day, unless the next succeeding LIBOR business day is in the next succeeding calendar month, in which case such interest payment date shall be the immediately preceding LIBOR business day.

“Business Day” shall mean any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated by law to close.

“designated LIBOR page” means the display on Page LIBOR01 of Reuters (or any successor service) for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars (or such other page as may replace that page on that service (or any successor service) for the purpose of displaying such rates).

“interest determination date” means the second London business day immediately preceding the first day of the relevant interest period.

“interest period” means the period commencing on any interest payment date for the Notes (or, with respect to the initial interest period only, commencing on May 12, 2008) to, but excluding, the next succeeding interest payment date for the Notes, and in the case of the last such period, from and including the interest payment date immediately preceding the maturity date to but not including such maturity date. If the maturity date is not a LIBOR business day, then the principal amount of the Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding LIBOR business day and no interest shall accrue for the maturity date, or any day thereafter.

“LIBOR business day” means any Business Day that is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR,” for any interest determination date, will be the offered rate for deposits in the London interbank market in U.S. dollars having an index maturity of three months for a period commencing on the second London business day immediately following such interest determination date in amounts of not less than $1,000,000, as such rate appears on the designated LIBOR page at approximately 11:00 a.m., London time, on such interest determination date.

The amount of interest for each day that the Notes are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for any interest period will be calculated by adding the daily interest amounts for each day in such interest period.

The interest rate and amount of interest to be paid on the Notes for each interest period will be calculated by the calculation agent. All calculations made by the calculation agent shall in the absence of manifest error be conclusive for all purposes and binding on the Company and the holders of the Notes. So long as three-month LIBOR is required to be determined with respect to the Notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish LIBOR for any interest period, or that the Company proposes to remove such calculation agent, the Company shall appoint itself or another person which is a bank, trust company, investment banking firm or other financial institution to act as the calculation agent.

The Notes issued in this offering will be initially issued in an aggregate principal amount of $275,000,000. The Notes will be issued in book-entry only form through the facilities of DTC in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may, without notice to or consent of the holders or beneficial owners of the Notes, issue as a separate offering additional notes having the same ranking, interest rate, maturity and other terms as the Notes. The Notes and any such additional notes will constitute a single series. The Notes will constitute part of our unsecured and unsubordinated obligations and will rank equally in right of payment to all of our other existing and future unsecured senior obligations. Our rights and the rights of our creditors, including holders of Notes, to participate in the distribution of assets of any of our subsidiaries upon such subsidiary’s liquidation or recapitalization, or otherwise, will be subject to the prior claims of such subsidiary’s preferred equity holders and creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

The indenture permits the defeasance of debt securities upon the satisfaction of the conditions described under “Description of Debt Securities—Certain Covenants in the Indenture—Defeasance” in the accompanying prospectus. The Notes are subject to these defeasance provisions.

We do not intend to list the Notes on any securities exchange.

No Redemption or Sinking Fund

The Notes may not be redeemed prior to maturity and will not be subject to any sinking fund.

Global Securities

The Notes will be issued in the form of one or more global securities deposited with, or on behalf of DTC, and registered in the name of a nominee of DTC. Owners of beneficial interests in global securities will not be entitled to physical delivery of Notes in registered certificated form except if (x) DTC notifies us that it is unwilling or unable to continue as depository for the Notes or at any time ceases to be a clearing agency registered as such under the Exchange Act, (y) we execute and deliver to the Trustee an officers’ certificate providing that the global securities shall be so exchangeable or (z) there shall have occurred and be continuing an event of default under the indenture with respect to the Notes. Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Global securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor. In the event that Notes are issued in registered certificated form, such Notes may be transferred or exchanged at the offices described in the immediately following paragraph.

Payments on the Notes issued in book-entry form will be made to DTC’s nominee as the holder of the global securities. In the event the Notes are issued in registered certificated form, principal and interest will be payable, the transfer of the Notes will be registrable, and the Notes will be exchangeable for Notes bearing identical terms and provisions, at the office of the Trustee in The City of New York designated for such purpose, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto as shown in the security register for the Notes.

DTC has advised us and the underwriters as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations, and certain other organizations (“Direct Participants”). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through Direct Participants. The rules applicable to DTC and its participants are on file with the SEC.

Under the terms of the indenture, we and the Trustee will treat the persons in whose names the Notes are registered as the holders of such Notes for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes whatsoever. Therefore, neither we nor the Trustee has any direct responsibility or liability for the payment of principal of or interest on the Notes to owners of beneficial interests in the global securities. DTC has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Direct Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the global securities as shown on the records of DTC. Payments by Direct Participants and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the Direct Participants or indirect participants.

Same-Day Settlement and Payment

Settlement for the Notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

Secondary trading in long-term Notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes will trade in the Same-Day Funds Settlement System maintained by DTC until maturity, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

Because of time-zone differences, credits of Notes received in Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank, S.A./N.V. (“Euroclear”), as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Events of Default

Any of the following will be events of default with respect to debt securities of a particular series, including the Notes:

•	failure to pay interest or any other amount payable on a debt security for 30 days;

•	failure to pay any principal or premium on any debt security of that series when due;

•	failure to make any sinking fund payment, when due, in respect of any debt security of that series;

•

failure to perform any other covenant in the indenture for the benefit of such series or in the debt securities of such series that continue for 90 days after written notice of default from the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities;

•	acceleration of any of the issuer’s indebtedness in excess of $100,000,000 due to default;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default specifically provided with respect to debt securities of that series.

If an event of default for any series of debt securities occurs and continues, either the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities may declare the entire principal of all debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of that series of debt securities may be able to rescind the declaration if the default has been remedied. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the entire principal of all debt securities of all series will become due and payable immediately without any declaration or any act on the part of the Trustee or the holders of debt securities.

Supplemental Indentures

Under the indenture, the parties to the indenture can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

The parties to the indenture may, with the consent of the holders of a majority in aggregate principal amount of the debt securities outstanding, modify the indenture or the rights of the holders of the debt securities of such series to be affected.

No such modification may, without the consent of the holder of each debt security so affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	extend the stated maturity of or reduce the amount of any payment to be made with respect to any coupon;

•	change the currency in which the principal of and premium, if any, or interest on such debt security is denominated or payable;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	change any obligation to pay additional interest due to taxes or governmental charges;

•	limit the issuer’s obligation to maintain a paying agency outside the United States for payment on bearer securities;

•	limit the issuer’s obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

•	reduce the percentage of outstanding debt securities whose holders need to consent to the modification; or

•	change, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

Consolidation, Merger, Sale or Lease

The indenture provides that we may consolidate with or merge into any other entity or sell, transfer or lease our properties and assets substantially as an entirety to any entity and the successor entity will succeed to and be substituted for us, as obligor on the debt securities with the same effect as if it had been named in the indenture as the Company. In the event of any such sale or conveyance, but not any such lease, we shall be discharged from all obligations and covenants under the indenture and the Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of Notes if you are a beneficial owner of such Notes. Unless otherwise indicated, this summary addresses only Notes purchased at original issue and held by beneficial owners as capital assets and does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities, person that holds Notes as part of an integrated investment (including a “straddle”), “controlled foreign corporation,” “passive foreign investment company,” or persons that have a “functional currency” other than the U.S. dollar). If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. This summary does not address special tax considerations that may be relevant to you if you are a partner of a partnership holding our Notes. This summary does not discuss any aspect of state, local or non-United States taxation.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, as currently in force and effect, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

We urge prospective investors in Notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of Notes.

United States Holders

This discussion applies to you if you are a “United States Holder.” For this purpose, a “United States Holder” is a beneficial owner of a Note that is:

•	a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

“United States” means the United States of America (including the States and the District of Columbia) and its possessions.

Payments of Interest

Except as set forth below, payments of interest on a Note generally will be taxable to you as ordinary interest income at the time the interest accrues or is received, in accordance with your method of accounting for tax purposes.

Market Discount

If you purchase a Note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment other than stated interest on, or any gain from the sale, exchange, retirement or other disposition of, your Note as ordinary income to the extent of the market discount which you have not previously included in income and is treated as having accrued on your Note at the time of such payment or disposition. In addition, you may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense on indebtedness incurred or continued to purchase or carry such Note.

Market discount will be considered to accrue ratably during the period from the date you acquire the Note to the maturity date of the Note, unless you elect to accrue on a constant yield method. If you elect to include market discount in income currently as it accrues (on either a ratable or a constant yield method), the rules described above regarding ordinary income treatment of any payment other than stated interest and deferral of interest deductions will not apply. This election to include market discount in income currently, once made, will apply to all market discount obligations acquired by you on or after the first day of the first taxable year to which the election applies, and you may not revoke this election without the consent of the IRS.

Premium

If you acquire a Note for an amount that is greater than its principal amount, you will be considered to have purchased such Note at a premium and you may elect to amortize this premium using a constant yield method, generally over the remaining term of the Note. Such premium shall be deemed to be an offset to interest otherwise includible in income in respect of such Note for each accrual period.

The election to amortize premium using a constant yield method, once made, will apply to certain other debt instruments that you previously acquired at a premium or that you acquire at a premium on or after the first day of the first taxable year to which the election applies, and you may not revoke this election without the consent of the IRS. If you do not make such an election, bond premium will be taken into account in computing the gain or the loss recognized on your disposition of a Note because it is part of your tax basis for such Note.

Sale, Exchange or Retirement of a Note

Upon the sale, exchange or retirement of a Note, you will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange or retirement of the Note (other than amounts, if any, attributable to accrued but unpaid stated interest not previously included in your income, which will be taxable as interest income) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will equal the cost of the Note to you, increased by the amounts of any market discount included in your taxable income with respect to such Note and reduced by any amortized bond premium.

Gain or loss realized upon the sale, exchange or retirement of a Note generally will be capital gain or loss (except to the extent the gain represents market discount) and will be long-term capital gain or loss if, at the time of the sale, exchange or retirement, you have held the Note for more than one year. The maximum tax rate on ordinary income for taxpayers that are individuals, estates or trusts currently is higher than the maximum tax rate on long-term capital gains of such persons. The distinction between capital gain or loss and ordinary income or loss also is relevant for purposes of the limitation on the deductibility of capital losses.

Backup Withholding and Information Reporting

Unless you are an exempt recipient such as a corporation or financial institution, a backup withholding tax and certain information reporting requirements may apply to payments we make to you of principal of and interest or premium (if any) on, and proceeds of the sale or exchange before maturity of, a Note. Currently, the applicable backup withholding tax rate is 28%. Backup withholding and information reporting will not apply to payments that we make on the Notes to exempt recipients, such as corporations or financial institutions, that establish their status as such, regardless of whether such entities are the beneficial owners of such Notes or hold such Notes as a custodian, nominee or agent of the beneficial owner. However, with respect to payments made to a custodian, nominee or agent of the beneficial owner, backup withholding and information reporting may apply to payments made by such custodian, nominee or other agent to you unless you are an exempt recipient and establish your status as such.

If you are not an exempt recipient (for example, if you are an individual), backup withholding will not be applicable to payments made to you if you (i) have supplied an accurate Taxpayer Identification Number (usually on an IRS Form W-9), (ii) have not been notified by the IRS that you have failed to properly report payments of interest and dividends and (iii) in certain circumstances, have certified under penalties of perjury that you have received no such notification and have supplied an accurate Taxpayer Identification Number. However, information reporting will be required in such a case.

Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, provided that any required information is furnished to the IRS in a timely manner.

Non-United States Holders

This discussion applies to you if you are a “non-United States Holder.” A “non-United States Holder” is a beneficial owner of a Note that is not a United States Holder.

Payments of Interest

If you are a non-United States Holder of Notes, payments of interest that we make to you will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for one of the exceptions described below. Subject to the discussion of backup withholding below, no withholding of United States federal income tax will be required with respect to payments we make to you of interest provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you have provided the required certifications set forth in Section 871(h) and Section 881(c) of the Code as described below.

To qualify for the exemption from withholding tax with respect to the Notes, you generally will be required to provide in the year in which a payment of principal or interest occurs, or in one of the three preceding years, a statement that:

•	is signed by you under penalties of perjury;

•	certifies that you are the beneficial owner and are not a United States Holder; and

•	provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or a substantially similar substitute form and you must inform the recipient of any change in the information on the statement within 30 days of such change. Subject to certain exceptions, a payment to a foreign partnership or to certain foreign trusts is treated as a payment directly to the foreign partners or the trust beneficiaries, as the case may be.

If you are engaged in a United States trade or business and interest received by you on a Note is effectively connected with your conduct of such trade or business, you will be exempt from the withholding of United States federal income tax described above, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest on the Note is effectively connected with your conduct of a trade or business in the United States. In such a case, you will be subject to tax on interest you receive on a net income basis in the same manner as if you were a United States Holder. If you are a corporation, effectively connected income may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are not eligible for relief under one of the exceptions described above, you may nonetheless qualify for an exemption from, or a reduced rate of, United States federal income and withholding tax under a United States income tax treaty. In general, this exemption or reduced rate of tax applies only if you provide a properly completed IRS Form W-8BEN or substantially similar form claiming benefits under an applicable income tax treaty.

Sale, Exchange or Retirement of Notes

You generally will not be subject to United States federal income tax on any gain realized upon your sale or other disposition of Notes unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain); or

•

you are an individual, you hold your Notes as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your Notes is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United

States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Backup Withholding and Information Reporting

Backup withholding tax (currently at a rate of 28%) and certain information reporting requirements may apply to certain payments we make to you of principal of and interest or premium (if any) on, and proceeds of your sale or exchange before maturity of, a Note. Backup withholding and information reporting will not apply to payments we make to you if you have provided under penalties of perjury the required certification of your non-United States person status discussed above (and we do not have actual knowledge or reason to know that you are a United States Holder) or if you are an exempt recipient, such as a corporation or a financial institution. The amount of interest we pay to you on Notes will be reported to you and to the IRS annually on an IRS Form 1042-S even if you are exempt from backup withholding and the 30% withholding tax described above.

If you sell or redeem a Note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or redemption will be subject to information reporting, and backup withholding will be required unless you provide a withholding certificate or other appropriate documentary evidence to the broker and such broker does not have actual knowledge or reason to know that you are a United States Holder, or you are an exempt recipient eligible for an exemption from information reporting. If you sell or redeem a Note through the foreign office of a broker who is a United States person or a “U.S. controlled person,” the proceeds from such sale or redemption will be subject to information reporting unless you provide to such broker a withholding certificate or other documentary evidence establishing that you are not a United States Holder and such broker does not have actual knowledge or reason to know that such evidence is false, or you are an exempt recipient eligible for an exemption from information reporting. For this purpose, a “U.S. controlled person” is:

•	a foreign person 50% or more of whose gross income for certain specified periods is effectively connected with the conduct of a trade or business in the United States;

•

a foreign partnership that at any time during its taxable year is more than 50% owned (by income or capital interest) by United States persons or engaged in the conduct of a United States trade or business; or

•	a controlled foreign corporation for United States federal income tax purposes.

In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that you are a United States Holder.

Estate Tax

A Note held by an individual who at the time of death is a non-United States Holder will not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Note are not effectively connected with such individual’s conduct of a United States trade or business. The maximum federal estate tax rate is being reduced over an 8-year period that began in 2002. The tax will be eliminated for estates of decedents dying after December 31, 2009, but, in the absence of legislation, the federal estate tax provisions in effect immediately prior to 2002 will be restored for estates of decedents dying after December 31, 2010.

UNDERWRITING

We intend to offer the Notes through the underwriters named below. Subject to the terms and conditions of the terms agreement dated May 7, 2008, which incorporates by reference the underwriting agreement dated May 7, 2008 (together, the “underwriting agreement”), we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the principal amount of Notes listed opposite their respective names below.

Underwriters	Principal Amount of Notes
Deutsche Bank Securities Inc.	$110,000,000
J.P. Morgan Securities Inc.	110,000,000
Loop Capital Markets, LLC	27,500,000
The Williams Capital Group, L.P.	27,500,000

Total	$275,000,000

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Notes offered hereby if any of such Notes are purchased. If any underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters have advised us that they propose to offer the Notes initially to the public at the public offering price for the Notes set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a concession not in excess of 0.135% of the principal amount of the Notes. After the initial offering of the Notes, the public offering price, concession and discount for the Notes may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $300,000 and are payable by us.

The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market for the Notes, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the development, maintenance or liquidity of any trading market for the Notes.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amount of Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase Notes originally sold by that syndicate member.

Any of those activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with us and our affiliates, for which they have received, and may receive in the future, customary fees and commissions. Deutsche Bank Trust Company Americas, the trustee for the Notes, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters of this offering of Notes.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and when conditions contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions, are satisfied. The underwriters reserve the right to withdraw, cancel or modify offers to the public and reject orders in whole or in part.

No Public Offering Outside the United States

No action has been or will be taken in any jurisdiction outside of the United States of America that would permit a public offering of the Notes, or the possession, circulation or distribution of this prospectus supplement or any material relating to the Company, in any jurisdiction where action for that purpose is required. Accordingly, the Notes included in this offering may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus supplement or any other offering material or advertisements in connection with this offering may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the EU Prospectus Directive, as defined below (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) the Notes will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of Notes may be made to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and

(3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior written consent of the underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive.

For the purposes of this provision, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter (a) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company, and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) or (3) above) should not rely or act upon this communication.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by John J. Culhane, our Executive Vice President and General Counsel, who as to matters of New York law will rely on the opinion of Sidley Austin LLP, New York, New York. As of March 6, 2008, Mr. Culhane beneficially owned 366,438 shares of our common stock and holds vested options to purchase 235,808 shares of our common stock under our stock option plans. Shearman & Sterling LLP, New York, New York, will act as special tax counsel for Coca-Cola Enterprises Inc. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in this offering.

EXPERTS

The consolidated financial statements and financial statement schedule of Coca-Cola Enterprises Inc. appearing in the Annual Report on Form 10-K of Coca-Cola Enterprises Inc. for the year ended December 31, 2007, and the effectiveness of Coca-Cola Enterprises Inc’s internal control over financial reporting as of December 31, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

COCA-COLA ENTERPRISES INC.

DEBT SECURITIES

DEBT WARRANTS

CURRENCY WARRANTS

GUARANTEES

and

BOTTLING HOLDINGS INVESTMENTS

LUXEMBOURG COMMANDITE S.C.A.

DEBT SECURITIES

PAYMENTS DUE FROM BOTTLING HOLDINGS INVESTMENTS

LUXEMBOURG COMMANDITE S.C.A.

FULLY AND UNCONDITIONALLY GUARANTEED BY

COCA-COLA ENTERPRISES INC.

Coca-Cola Enterprises Inc. (“CCE”) and its indirect wholly owned subsidiary, Bottling Holdings Investments Luxembourg Commandite S.C.A. (“BHI Luxembourg”), intend to sell from time to time debt securities, and, in the case of CCE only, warrants to purchase debt securities and warrants to receive the cash value in U.S. dollars of the right to purchase and to sell either foreign currencies or units of two or more currencies at the time of offering. In addition, CCE will issue guarantees of debt securities issued by BHI Luxembourg. CCE may offer debt securities, debt warrants and currency warrants (each as defined below) either together or separately and on terms determined by market conditions at the time of sale.

CCE and BHI Luxembourg will provide the specific terms of each series of debt securities and, in the case of CCE only, debt warrants and currency warrants, in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus will not be used to issue any securities unless it is attached to a prospectus supplement.

Except for currency warrants, unless stated otherwise in a prospectus supplement, these securities will not be listed on any securities exchange.

Please refer to “ Risk Factors” beginning on page 5. You should also consider carefully the risk factors included in CCE’s periodic reports filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before you invest in any of the debt securities, debt warrants or currency warrants. Specific risk factors may be included in an applicable prospectus supplement.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE DEBT SECURITIES, THE DEBT WARRANTS OR THE CURRENCY WARRANTS OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 30, 2007.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any other statement or free writing prospectus authorized by CCE or BHI Luxembourg in the future. At the date of this prospectus, nobody else has been authorized to provide you with different information. No offer of these securities is being made in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated into this prospectus by reference contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements discuss potential risks and uncertainties and, therefore, actual results may differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither CCE nor BHI Luxembourg undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

•	projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial measures;

•	descriptions of anticipated plans or objectives of management for operations, products, or services;

•	forecasts of performance; and

•	assumptions regarding any of the foregoing.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. A number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	operating income growth;

•	volume growth;

•	net price per case growth;

•	cost of goods per case growth;

•	concentrate cost increases from The Coca-Cola Company;

•	capital expenditures; and

•	developments in accounting standards.

WHERE TO FIND MORE INFORMATION

CCE and BHI Luxembourg have filed with the Commission a registration statement under the Securities Act, with respect to the securities offered hereby. This prospectus is part of that registration statement. As permitted by the Commission’s rules, this prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement.

CCE is subject to the informational requirements of the Exchange Act. As a result, CCE files reports and other information with the Commission. The public may read and copy materials CCE has filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, like CCE, that file electronically with the Commission. The address of the Commission’s website is “http://www.sec.gov”. CCE’s common stock is listed on The New York Stock Exchange, Inc., and such reports, proxy and information statements and other information concerning CCE may also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. CCE makes additional information available at CCE’s website, “http://www.cokecce.com.” The contents of this website are not incorporated into this prospectus.

This prospectus incorporates by reference information that CCE has filed with the Commission under the Exchange Act. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus. The following documents are incorporated by reference in this prospectus or any prospectus supplement:

•	CCE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	CCE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2007 and June 29, 2007;

•

CCE’s Current Reports on Form 8-K filed January 12, 2007, February 13, 2007, February 14, 2007, March 5, 2007, March 8, 2007, April 3, 2007, April 11, 2007, April 27, 2007, April 30, 2007, July 3, 2007, July 20, 2007 and July 27, 2007; and

•	CCE’s Proxy Statement on Schedule 14A with respect to CCE’s 2007 Annual Meeting of Shareowners.

In addition, all documents filed by CCE with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities are also incorporated by reference into this prospectus even though they are not specifically identified in this prospectus.

CCE will provide to each person, including any beneficial owner, to whom this prospectus and any prospectus supplement is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Treasurer, Coca-Cola Enterprises Inc., 2500 Windy Ridge Parkway, Suite 1100, Atlanta, Georgia 30339; telephone number (770) 989-3052. The copies will be provided without charge.

CCE and BHI Luxembourg have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

CCE RISK FACTORS

An investment in the securities entails a high degree of risk. There are a number of factors, including those specified below, that may adversely affect CCE’s ability to make payments under the securities or the guarantees. You could therefore lose a substantial portion or all of your investment in the securities. Consequently, an investment in the securities should be considered only by persons who can assume this risk. The risk factors described below are not necessarily exhaustive, and additional risks not currently known to CCE or that CCE deems to be immaterial may also harm CCE and affect your investment.

CCE may not be able to successfully respond to changes in the marketplace.

CCE operates in the highly competitive beverage industry and faces strong competition from other general and specialty beverage companies. Its response to continued and increased customer and competitor consolidations and marketplace competition may result in lower than expected net pricing of its products. Its ability to gain or maintain share of sales or gross margins may be limited by the actions of its competitors, who may have advantages in setting their prices because of lower cost of raw materials. Competitive pressures in the markets in which CCE operates may cause channel and product mix to shift away from more profitable channels and packages. If CCE is unable to maintain or increase its volume in higher-margin products and in packages sold through higher-margin channels (e.g. immediate consumption), its pricing and gross margins could be adversely affected. CCE’s efforts to improve pricing may result in lower than expected volume.

Concerns about health and wellness could reduce the demand for some of CCE’s products.

Health and wellness trends throughout the marketplace have resulted in a decreased demand for regular soft drinks and an increased desire for more diet and low-calorie products, water, isotonics, energy drinks, coffee-flavored beverages, and teas. CCE’s failure to offset the decline in sales of its regular soft drinks and to provide the types of products that some of its customers may prefer could adversely affect CCE’s business and financial results.

CCE’s business success may be dependent upon its relationship with The Coca-Cola Company.

Under the express terms of CCE’s license agreements with The Coca-Cola Company:

•	there are no limits on the prices The Coca-Cola Company may charge CCE for concentrate;

•

much of the marketing and promotional support is at the discretion of The Coca-Cola Company. Programs currently in effect or under discussion contain requirements, or are subject to conditions, established by The Coca-Cola Company that CCE may be unable to achieve or satisfy, as the case may be. The terms of the product licenses from The Coca-Cola Company contain no express obligation on its part to participate in future programs or continue past levels of payments into the future;

•

apart from CCE’s perpetual rights in the United States to brands carrying the trademarks “Coke” or “Coca-Cola,” its other license agreements state that they are for fixed terms, and most of them are renewable only at the discretion of The Coca-Cola Company at the conclusion of their current terms; and

•	CCE must obtain approval from The Coca-Cola Company to acquire any independent bottler of Coca-Cola or to dispose of one of CCE’s Coca-Cola bottling territories.

CCE has infrastructure programs in place with The Coca-Cola Company. Should CCE not be able to satisfy the requirements of those programs, and be unable to agree on an alternative solution, The Coca-Cola Company may be able to seek a partial refund of amounts previously paid.

Disagreements with The Coca-Cola Company concerning other business issues may lead The Coca-Cola Company to act adversely to CCE’s interests with respect to the relationships described above.

CCE’s business in Europe is vulnerable to product being imported from outside its territories, which adversely affects its sales.

The rules of the European Economic Area allow bottlers from other member states to fill unsolicited orders within any other member state. As a result, CCE’s bottlers in higher-cost countries, particularly Great Britain, lose sales within their territories to other bottlers of Coca-Cola located within another member state.

Increases in costs or limitation of supplies of raw materials could hurt CCE’s financial results.

If there are increases in the costs of raw materials, ingredients, or packaging materials, such as fuel, aluminum, high fructose corn syrup, and PET (plastic) or other cost items and CCE is unable to pass the increased costs on to its customers in the form of higher prices, its financial results could be adversely affected. CCE primarily uses supplier pricing agreements and derivative financial instruments to manage the volatility and market risk with respect to certain commodities. Generally, these hedging instruments establish the purchase price for these commodities in advance of the time of delivery. As such, it is possible that these hedging instruments may lock CCE into prices that are ultimately higher than the actual market price at the time of delivery.

In North America, CCE had a supplier pricing agreement for a majority of its aluminum purchases that capped the price it paid for aluminum at 85 cents per pound. This pricing agreement and related price cap expired on December 31, 2006. CCE has implemented certain hedging strategies, including entering into fixed pricing agreements, in order to mitigate some of its exposure to price fluctuations in 2007. The agreements entered into to date, though, are at rates higher than the expired price cap. In Europe, CCE did not have fixed pricing agreements with respect to its aluminum purchases during 2006 and, therefore, its aluminum purchases were at market prices. In addition, some of its cans in Europe are made from steel, rather than aluminum. Considering that its 2006 aluminum purchases in Europe were at market prices, and the available alternative to aluminum cans, and based upon the current price of aluminum, CCE does not foresee a significant increase in its cost of sales in Europe during 2007 as a result of the cost of aluminum.

If suppliers of raw materials, ingredients, packaging materials, or other cost items, such as fuel, are affected by strikes, weather conditions, governmental controls, national emergencies, natural disasters, or other events, and CCE is unable to obtain the materials from an alternate source, its cost of sales, revenues, and ability to manufacture and distribute products could be adversely affected.

Miscalculation of the need for infrastructure investment could impact CCE’s financial results.

Projected requirements of CCE’s infrastructure investments may differ from actual levels if CCE’s volume growth is not as anticipated. Infrastructure investments are generally long-term in nature and, therefore, it is possible that investments made today may not generate the expected returns due to future changes in the marketplace. Significant changes from CCE’s expected returns on cold drink equipment, fleet, technology, and supply chain infrastructure investments could adversely affect its financial results.

Unexpected changes in interest or currency exchange rates, or CCE’s debt rating, could harm its financial position.

Changes from CCE’s expectations for interest and currency exchange rates can have a material impact on its financial results. CCE may not be able to completely mitigate the effect of significant interest rate or currency exchange rate changes. Changes in CCE’s debt rating could have a material adverse effect on its interest costs and financing sources. CCE’s debt rating can be materially influenced by capital management activities of The Coca-Cola Company and/or changes in the debt rating of The Coca-Cola Company.

Unexpected resolutions of legal contingencies could impact CCE’s financial results.

Changes from expectations for the resolution of outstanding legal claims and assessments could have a material impact on CCE’s financial results. Failure to abide by laws, orders, or other legal commitments could subject CCE to fines, penalties, or other damages.

Legislative changes that affect CCE’s distribution and packaging could reduce demand for its products or increase costs.

CCE’s business model is dependent on the availability of various products and packages in multiple channels and locations to better satisfy the needs of its customers. Laws that restrict CCE’s ability to distribute products in schools and other venues, as well as laws that require deposit liabilities for certain types of packages or those that limit its ability to design new packages, could negatively impact financial results.

Additional taxes could harm CCE’s financial results.

CCE’s tax filings are subjected to audit by tax authorities in most jurisdictions where it conducts business. These audits may result in proposed assessments of additional taxes that are subsequently resolved with the authorities or through the courts. Currently, there are proposed assessments involving certain of its subsidiaries, including a Canadian subsidiary, which may not be resolved for many years. An assessment of additional taxes resulting from these audits could have a material impact on CCE’s financial results.

Adverse weather conditions could limit the demand for CCE’s products.

CCE’s sales are influenced to some extent by weather conditions in the markets in which it operates. In particular, cold weather in Europe during the summer months may have a temporary negative impact on the demand for CCE’s products and contribute to lower sales, which could have an adverse effect on its financial results.

Global or regional catastrophic events could impact CCE’s business and financial results.

CCE’s business can be affected by large-scale terrorist acts, especially those directed against the United States or other major industrialized countries; the outbreak or escalation of armed hostilities; major natural disasters; or widespread outbreaks of infectious disease such as avian influenza. Such events in the geographic regions in which CCE does business could have a material impact on sales volume, cost of raw materials, earnings, and financial condition.

Disagreements among bottlers could prevent CCE from achieving its business goals.

Disagreements among members of the Coca-Cola system could complicate negotiations and planning with customers and other business partners and adversely affect CCE’s ability to fully implement its business plans and achieve expected levels of revenue from the execution of those plans.

If CCE is unable to renew collective bargaining agreements on satisfactory terms or it experiences strikes or work stoppages, its business and financial results could be negatively impacted.

Approximately 39 percent of CCE’s employees are covered by collective bargaining agreements or local agreements. These bargaining agreements expire at various dates over the next seven years, including 33 agreements in North America in 2007. The inability to renegotiate subsequent agreements on satisfactory terms could result in work interruptions or stoppages, which could adversely affect financial results. The terms and conditions of existing or renegotiated agreements could also increase the cost, or otherwise affect CCE’s ability, to fully implement operational changes to enhance efficiency.

Inaccurate estimates or assumptions used to prepare CCE’s Consolidated Financial Statements could lead to unexpected financial results.

CCE’s Consolidated Financial Statements and accompanying Notes include estimates and assumptions made by management that affect reported amounts. Actual results could differ materially from those estimates.

During 2006, CCE recorded a $2.9 billion non-cash impairment charge to reduce the carrying amount of its North American franchise license intangible assets to its estimated fair value based upon the results of its annual impairment test of these assets. The fair values calculated in its annual impairment tests were determined using discounted cash flow models involving several assumptions. These assumptions include, but are not limited to, anticipated growth rates by geographic region, long-term anticipated growth rate, the discount rate, and estimates of capital charges. If, in the future, the estimated fair value of North American franchise rights were to decline further due to changes in CCE’s assumptions or a decline in its operating results, it would be necessary to record an additional non-cash impairment charge. Furthermore, future structural changes or divestitures could result in an additional non-cash impairment charge.

Product liability claims brought against CCE or product recalls could negatively affect its business, financial results, and brand image.

CCE may be liable if the consumption of its products causes injury or illness. It may also be required to recall products if they become contaminated or are damaged or mislabeled. A significant product liability or other product-related legal judgment against CCE or a widespread recall of its products could negatively impact its business, financial results, and brand image.

Technology failures could disrupt CCE’s operations and negatively impact its business.

CCE increasingly relies on information technology systems to process, transmit, and store electronic information. For example, its production and distribution facilities, inventory management, and driver handheld devices all utilize information technology to maximize efficiencies and minimize costs. Furthermore, a significant portion of the communications between CCE’s personnel, customers, and suppliers depends on information technology. Like all companies, CCE’s information technology systems may be vulnerable to a variety of interruptions due to events beyond its control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers, and other security issues. CCE has technology security initiatives and disaster recovery plans in place to mitigate its exposure to these vulnerabilities, but these measures may not be adequate or implemented properly to ensure that its operations are not disrupted.

CCE may not fully realize the expected cost savings and/or operating efficiencies from its restructuring and transition programs.

CCE has implemented, and plans to continue to implement, restructuring and transition programs to support the implementation of key strategic initiatives designed to achieve long-term sustainable growth. These programs are intended to maximize operating effectiveness and efficiency and to reduce cost. CCE cannot be assured that it will achieve the targeted benefits under these programs or that the benefits, even if achieved, will be adequate to achieve long-term sustainable growth. In addition, the implementation of key elements of these programs, such as employee job reductions, may have an adverse impact on its business, particularly in the near-term.

Your ability to enforce the guarantees of the notes may be limited.

Although the notes are BHI Luxembourg’s obligation, they are unconditionally guaranteed on an unsecured senior basis by CCE. The performance by CCE of its obligations with respect to the guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of such guarantor. Under these statutes, if a court were to find under relevant federal or state fraudulent conveyance statutes that a guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, the guarantor: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence or grant; (iii) was engaged in a business or transaction for which the assets remaining with such guarantor constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then the court, subject to applicable statutes of limitation, could void the guarantor’s obligations under the guarantees, recover payments made under the guarantees, subordinate the guarantees to other indebtedness of the guarantor or take other action detrimental to the holders of the notes.

The measure of insolvency for these purposes will depend on the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of the company’s debts is greater than the fair value of all of the company’s property or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the guarantees, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the guarantees, to the claims of all existing and future creditors on similar grounds. The guarantees also could be subject to the claim that, since the guarantees were incurred for BHI Luxembourg’s benefit and only indirectly for the benefit of CCE, the obligations of CCE under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

There can be no assurance as to what standard a court would apply in order to determine whether a guarantor was “insolvent” upon the sale of the notes.

FOREIGN CURRENCY RISKS

An investment in foreign currency denominated securities entails significant risks that are not associated with an investment in securities denominated in U.S. dollars. This prospectus and any applicable prospectus supplement do not describe all of the possible risks of an investment in securities whose payment will be made in, or affected by the value of, a foreign currency. This section describes certain risks associated with investing in such securities. The applicable prospectus supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the securities and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters. You should not invest in foreign currency denominated securities if you are not knowledgeable about foreign currency transactions. We are providing the following information for the benefit of U.S. residents. If you are not a U.S. resident, you should consult your own financial and legal advisors before investing in any securities regarding matters that may affect your purchase, holding of, or receipt of payments of any principal, premium or interest in respect of foreign currency securities.

Exchange Rates and Exchange Controls

Securities denominated in, or affected by the value of, a currency other than U.S. dollars has additional risks that do not exist for U.S. dollar denominated securities. The most important risks are (a) possible changes in exchange rates between the U.S. dollar and the specified currency after the issuance of the securities and (b) imposition or modification of foreign exchange controls by either the U.S. government or foreign governments. Such risks generally depend on economic events, political events and the supply of, and demand for, the relevant currencies, over which we have no control.

Among other factors, currency exchange rates are influenced by:

•	changing supply and demand for a particular currency;

•	trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•	U.S. and foreign political and economic events and policies;

•	restrictions on U.S. and foreign exchanges or markets;

•	changes in balances of payments and trade;

•	U.S. and foreign rates of inflation;

•	U.S. and foreign interest rates; and

•	currency devaluations and revaluations.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any security.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of securities denominated in that currency. We cannot assure you that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest denominated in any specified currency. Even if there are no actual exchange controls, it is possible, because of circumstances beyond the relevant issuer’s control, that the specified currency would not be available to the relevant issuer when payments on the securities are due. If the specified foreign currency is not available, the relevant issuer will make the required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of a recent date. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture. Any applicable prospectus supplement relating to securities having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting the currency and any other required information concerning the currency.

Significant changes in the rate of exchange between the U.S. dollar and any specified currency during the term of the securities may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such securities and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such securities. Moreover, if at maturity the specified currency has depreciated against the U.S. dollar, the U.S. dollar equivalent value of the principal amount payable in respect of such securities may be significantly less than the U.S. dollar equivalent amount you paid to purchase them. In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. You may lose all or most of your investment in a foreign currency denominated security as a result of changes in exchange rates.

Foreign Currency Judgments

The indentures and the securities are governed by New York State law. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Accordingly, if you bring a lawsuit in a New York state court or in a federal court located in New York State for payment of a foreign currency denominated security, the court would award a judgment in the foreign currency and convert the judgment into U.S. dollars, on the date of the judgment. U.S. courts located outside New York State would probably award a judgment in U.S. dollars but it is unclear what rate of exchange they would use.

COCA-COLA ENTERPRISES INC.

CCE markets, sells, manufactures, and distributes nonalcoholic beverages and is the world’s largest Coca-Cola bottler.

CCE was incorporated in 1944 under the laws of Delaware as a wholly owned subsidiary of The Coca-Cola Company and became a public company in 1986. At December 31, 2006, The Coca-Cola Company owned approximately 35% of CCE’s common stock.

CCE’s bottling territories in North America and in Europe contained approximately 412 million people as of December 31, 2006. CCE estimates that it sold approximately 42 billion bottles and cans within its territories during 2006. About 93% of this volume consisted of beverages produced and sold under licenses from The Coca-Cola Company.

CCE’s bottling rights within the United States for beverages carrying the “Coca-Cola” name are perpetual; elsewhere, and for other products, the bottling rights have stated expiration dates.

CCE’s principal executive offices are located at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339. The telephone number is (770) 989-3000.

Relationship with The Coca-Cola Company

The Coca-Cola Company is CCE’s largest shareowner. Two of CCE’s thirteen directors are executive officers of The Coca-Cola Company.

CCE and The Coca-Cola Company are parties to a number of significant transactions and agreements incident to their respective businesses, and they may enter into material transactions and agreements in the future.

CCE conducts its business primarily under agreements with The Coca-Cola Company. These agreements give CCE the exclusive right to market, distribute and produce beverage products of The Coca-Cola Company in authorized containers in specified territories. These agreements provide The Coca-Cola Company with the ability, in its sole discretion, to establish prices, terms of payment, and other terms and conditions for the purchase of concentrates and syrups from The Coca-Cola Company. Other significant transactions and agreements with The Coca-Cola Company include acquisitions of bottling territories, arrangements for cooperative marketing, advertising expenditures, purchases of sweeteners and strategic marketing initiatives.

As a result of matters such as the foregoing, the relationship between The Coca-Cola Company and CCE may give rise to potential conflicts of interest.

BOTTLING HOLDINGS INVESTMENTS

LUXEMBOURG COMMANDITE S.C.A.

Introduction

BHI Luxembourg was incorporated for an unlimited duration as a partnership limited by shares on June 13, 2007 governed by the laws of the Grand Duchy of Luxembourg. Its registered office is located at L-1818 Howald, 2, rue des Jones, Grand Duchy of Luxembourg. Its telephone number is 352 48 51 51 209.

BHI Luxembourg’s sole activity is to obtain funds in the international capital markets and lend such funds to CCE and its direct and indirect subsidiaries.

Ownership and Capital Structure

BHI Luxembourg is an indirect wholly owned subsidiary of CCE. The issued capital of BHI Luxembourg is €31,000.00 divided into 10,000 class A registered shares which are held by Bottling Holdings (Luxembourg) Commandite S.C.A., a société en commandite par actions, incorporated in Luxembourg and 21,000 class B registered shares held by Bottling Holdings (Luxembourg) S.àr.l., a société à responsabilité limitée, incorporated in Luxembourg, each of which is an indirect wholly owned subsidiary of CCE.

As of the date of incorporation, the nominal value of €1.00 per share in the share capital of BHI Luxembourg is fully paid up.

BHI Luxembourg does not have any subsidiaries.

USE OF PROCEEDS

Unless specified otherwise in a prospectus supplement, CCE and BHI Luxembourg intend to use the net proceeds from the sale of the debt securities by CCE and BHI Luxembourg, and debt warrants and currency warrants by CCE, for general corporate purposes. Pending such applications, the net proceeds will be invested in short-term marketable securities and cash equivalents.

CCE and BHI Luxembourg expect to engage in additional financings as the need arises. The nature and amount of equity (for CCE) and long-term and short-term debt and the proportionate amount of each will vary from time to time as a result of business requirements, market conditions and other factors.

CCE’S RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth CCE’s ratio of earnings to fixed charges for the periods indicated:

COCA-COLA ENTERPRISES INC.

EARNINGS TO FIXED CHARGES

	Six Months Ended June 29, 2007	Year Ended December 31,
		2006		2005	2004	2003	2002
Ratios:
Ratio of Earnings to Fixed Charges(A)	2.09	n/a	(B)	2.13	2.20	2.48	2.00
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.09	n/a	(B)	2.13	2.20	2.47	1.99

(A)

Ratios were calculated prior to rounding to millions. For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax earnings from continuing operations plus fixed charges (excluding capitalized interest). Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issue costs, whether expensed or capitalized.

(B)	Fixed charges exceeded CCE’s adjusted earnings by $2.1 billion for the year ended December 31, 2006.

THE SECURITIES

The following sections describe the general terms that will apply to securities that will be offered by CCE or BHI Luxembourg pursuant to this prospectus (each referred to herein as a “relevant issuer”). The specific terms of the securities, and the extent to which the general terms described in the following sections apply to the securities, will be described in the applicable prospectus supplement at the time of the offer.

CCE will issue:

•	debt securities (the “CCE debt securities”);

•	warrants to purchase CCE debt securities (the “debt warrants”); and

•	warrants to receive from CCE the cash value in U.S. dollars of the right to purchase and sell either foreign currencies or units of two or more currencies (the “currency warrants”).

BHI Luxembourg will issue debt securities (the “BHI debt securities” and, together with the CCE debt securities, the “debt securities”), the payment obligations of which will be fully, irrevocably and unconditionally guaranteed by CCE (the “guarantees”).

The debt securities, debt warrants, and currency warrants are collectively referred to in this prospectus as the “securities.”

European Monetary Union

The foreign currencies in which debt securities may be denominated or payments in respect of debt warrants or currency warrants may be due or by which amounts due on the securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “participating member states”).

The current thirteen participating member states are: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Slovenia and Spain. Other member states of the European Union may also become participating member states.

DESCRIPTION OF DEBT SECURITIES

The debt securities of CCE will be issued under an indenture (the “CCE Indenture”), between CCE and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and the BHI debt securities and the guarantees will be issued under an indenture (the “BHI Indenture” and, together with the CCE Indenture, the “Indentures”) among BHI Luxembourg, CCE and the Trustee. The CCE Indenture and the BHI Indenture are qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Selected provisions of the debt securities and the Indentures are summarized below. The terms of the Indentures will include both those stated in the Indentures and those made a part of the Indentures by the Trust Indenture Act. The summary is not complete, but the forms of the Indentures have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. The terms of the Indentures control over the description of those terms in this prospectus. The terms “we”, “our” and “us,” when used to refer to an issuer of securities, means either CCE or BHI Luxembourg, or both of them, as the context indicates. See “Where To Find More Information” for information on how to locate the Indentures and any supplemental indentures that may be filed.

The Indentures do not limit the aggregate amount of debt securities that may be issued. Each series of debt securities may have different terms. A prospectus supplement relating to each series of debt securities that may be offered will include specific terms relating to the offering. These terms will include the following:

•	the title and type of the debt securities and the series of which such debt securities will be a part;

•	whether the debt securities will be issued by CCE or by BHI Luxembourg and guaranteed by CCE;

•	any limit upon the aggregate principal amount of the debt securities;

•

the dates on which or periods during which the debt securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities and coupons, if any, of such series are or may be payable;

•

the rate or rates at which the debt securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•

if other than U.S. dollars, the currency in which debt securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities of the series shall be payable and any other terms concerning such payment;

•

if the amount of payment of principal of, premium, if any, or interest on the debt securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

if the principal of, premium, if any, or interest on debt securities of the series are to be payable at the election of the relevant issuer or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

•

the place or places, if any, in addition to or instead of the corporate trust office of the Trustee (in the case of registered securities) or the London office of the paying agent (in the case of bearer securities) where the principal of, premium, if any, and interest on debt securities of the series shall be payable;

•

the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at the option of the relevant issuer, if the relevant issuer is to have that option;

•

the obligation, if any, of the relevant issuer to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•

if other than denominations of $1,000 for registered securities or $5,000 for bearer securities, or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	whether the debt securities of the series are to be issued as original issue discount debt securities and the amount of discount with which such debt securities may be issued;

•	provisions, if any, for the defeasance of debt securities of the series;

•

whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual debt securities represented thereby;

•

whether debt securities of the series are to be issued as registered securities or bearer securities or both, and, if bearer securities are issued, whether coupons will be attached thereto, whether bearer securities of the series may be exchanged for registered securities of the series and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if any debt securities of the series are to be issued as bearer securities or as one or more global securities representing individual bearer securities of the series, (i) whether the provisions for tax redemption or payment of additional amounts due to taxes or other government charges shall apply and, if other provisions shall apply, such other provisions; (ii) whether interest in respect of any portion of a temporary bearer security of the series payable in respect of any interest payment date prior to the exchange of such temporary bearer security for definitive bearer securities of the series shall be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and (iii) the terms upon which a temporary bearer security may be exchanged for one or more definitive bearer securities of the series;

•	the date as of which any global security of the series shall be dated if other than the original issuance of the first debt security of the series to be issued;

•	whether the debt securities will be listed on any securities exchange; and

•

any other terms of the debt securities of the series, including events of default and/or additional covenants of the relevant issuer (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of the applicable Indenture).

Subordination

The debt securities and guarantees will not be secured by any property or assets of the relevant issuer and will rank equally with all of the other unsecured and unsubordinated debt of the relevant issuer. However, because CCE conducts a portion of its operations through subsidiaries, the right of holders of CCE’s debt securities or of the guarantees to participate in any distribution of the assets of any of CCE’s subsidiaries upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary.

Any money paid for principal of (and premium, if any) or any interest on any debt security that remains unclaimed at the end of two years will be repaid to the relevant issuer on demand, and afterwards the holder of the security may look only to the relevant issuer for payment.

The Indentures allow the relevant issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of such series in addition to the ability to issue debt securities with terms different than those of debt securities previously issued.

CCE Guarantees

Payment obligations under debt securities issued by BHI Luxembourg will be fully and unconditionally guaranteed by CCE. If, for any reason, BHI Luxembourg does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, CCE will cause the payment to be made to, or to the order of, the Trustee. The holder of a guaranteed debt security will be entitled to payment under the guarantee of CCE without taking any action whatsoever against BHI Luxembourg. Any guarantee by CCE will be unsecured and will rank pari passu with other unsecured and unsubordinated indebtedness of CCE. See “—Subordination.”

Denomination and Form

Certificated Debt Securities

Debt securities of a series may be issued in registered or bearer form or both. We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement. Unless otherwise provided in a prospectus supplement, registered securities (the “registered securities”) will be issued in denominations of $1,000 and bearer securities (the “bearer securities”) will be issued in denominations of $5,000 with or without coupons. The denomination of debt securities denominated in a foreign or composite currency will be specified in the applicable prospectus supplement.

If we issue certificated notes, they will be registered in the name of the holder. The notes may be transferred or exchanged without a service charge. The relevant issuer may, however, ask you to pay any taxes and other governmental charges in connection with the transfer or exchange of debt securities.

Unless we otherwise specify in an applicable prospectus supplement, we will pay principal (and premium, if any) and interest, if any, on registered securities (other than a global security (a “global security”)) at the office of the paying agent as determined below. However, at our option, we may pay any interest by check mailed to the address of the person entitled to the payment, as such address shall appear in the security register, or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the record date as recorded in the registered security for such interest payment.

The principal office of Deutsche Bank Trust Company Americas in the City of New York will be designated as paying agent for payments with respect to debt securities which are issuable solely as registered securities unless otherwise specified in an applicable prospectus supplement. Any paying agents outside the United States and any other paying agents in the United States designated for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a paying agent in each place of payment for such series. We will be required to maintain a paying agent with respect to any bearer securities of a series in a place of payment located outside the United States where debt securities of that series and any coupons related to that series may be presented and surrendered for payment. If the debt securities of such series are listed on a stock exchange in the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside of the United States and such stock exchange shall so require, we will maintain a paying agent in London, Luxembourg or any other required city located outside the United States as long as the debt securities of such series are listed on such exchange.

All monies we pay to a paying agent for the payment of principal of (and premium, if any) and interest, if any, on any debt security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the relevant issuer, and the holder of such debt security or any coupon will thereafter look only to the relevant issuer for payment thereof.

Global Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary, by a nominee of such depositary to such depositary or another nominee of such depositary, or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit the accounts of its participants with the respective principal amounts of the debt securities represented by such global security. Such accounts shall be designated by the underwriters or agents with respect to such debt securities or by the relevant issuer. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in a global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to participants’ interests) for such global security or by participants or persons that hold interests through participants (with respect to beneficial owners’ interests). The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or that nominee will be the sole holder of the debt securities represented by the global security. Except as described below, owners of beneficial interests in a global security may not have any of the individual certificated securities represented by the global security registered in their names, may not receive physical delivery of the debt securities and will not be considered holders of the debt securities under the Indentures. Accordingly, holders will have to rely on the procedures of the depositary and the participant in the depositary through which they hold their beneficial interest in order to exercise any rights of a holder under the applicable Indenture.

We will pay the principal of, premium, if any, and interest on debt securities represented by a global security to the depositary or its nominee. We expect that the depositary, upon its receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in any global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name,” and will be the responsibility of such participants.

The depositary will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose accounts interests in the global securities are credited and only in respect of the portion of the aggregate principal amount of the debt securities as to which such participant or participants give such direction.

Physical certificates will be issued to beneficial owners of a global security only if:

•	the depositary is at any time unwilling or unable to continue as depositary and the relevant issuer does not appoint a successor depositary within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and the relevant issuer does not appoint a successor within 90 days;

•	the relevant issuer decides at any time and in its sole discretion not to have any debt securities of a series represented by global securities;

•	the relevant issuer so specifies with respect to the debt securities of a series and on terms acceptable to the relevant issuer and the depositary;

•	in the case of a global security in bearer form, upon the request of a holder of an interest in such global security; and

•	if an event of default has occurred with regard to the debt securities and has not been cured or waived.

If any securities are issuable in temporary or definitive global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities. Payments on a definitive global security will be made in the manner described in the applicable prospectus supplement.

Registration and Transfer

Bearer securities will be offered only to non-U.S. persons and to offices located outside the United States of certain U.S. financial institutions.

In connection with its original issuance, no bearer security will be mailed or otherwise delivered to any location in the United States. A bearer security may be delivered in connection with its original issuance only if the owner of such bearer security or a financial institution or clearing organization through which the owner holds the obligation, directly or indirectly, furnishes written certification, in a form specified in the applicable prospectus supplement, to the effect that such bearer security is not owned by a United States person (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)) or, if such bearer security is owned by a United States person, it was acquired through a foreign branch of a United States financial institution which provides a certificate to that effect and agrees to comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Code and the Treasury Regulations thereunder.

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and as bearer securities and if so provided in an applicable prospectus supplement, at the option of the holder and subject to the terms of the applicable Indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between (i) a regular record date or a special record date (specified by us in connection with payments of interest not punctually paid or provided for) and (ii) the relevant date for payment of interest, shall be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable in respect of the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture.

Debt securities may be presented for exchange as provided above, and registered securities (other than a global security) may be presented for registration of transfer (with the form of transfer duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose in the applicable prospectus supplement for any series of debt securities, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as security registrar under the Indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, we shall not be required to (i) register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of the selection of debt securities of that series for redemption and ending at the close of business of the day of such selection; (ii) register the transfer of or exchange any registered securities so selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed in part; or (iii) exchange any bearer security so selected for redemption, except with respect to debt securities of a series, that such bearer security may be exchanged for a registered security of that series so long as such registered security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of the applicable Indenture.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal (and premium, if any) and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of the paying agents outside the United States as we may designate from time to time. However, at our option, payment of any principal (and premium, if any) and interest may be made by check mailed to any address outside the United States or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. No payment with respect to any bearer security will be made at any office or agency of the relevant issuer in the United States, by check mailed to any address in the United States, or by transfer to an account maintained by the payee in the United States. Payments will not be made in respect of bearer securities or coupons appertaining thereto pursuant to presentation or any other demand for payment to the relevant issuer or the designated paying agents within the United States. However, payment of principal of (and premium, if any) and interest, if any, on bearer securities denominated and payable in U.S. dollars will be made at the office of the paying agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Certain Covenants in the Indenture

Restrictions on Liens. Pursuant to the terms of each Indenture, CCE will not, nor will it permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or allow to exist any Secured Debt without in any such case effectively providing, concurrently with the creation, incurrence, issuance, assumption or guarantee of such Secured Debt, that the debt securities (together with, if CCE shall so determine, any other indebtedness of or guaranteed by CCE or such restricted subsidiary ranking equally with the debt securities and then existing or thereafter created) shall be secured equally and ratably with or prior to such Secured Debt so long as such Secured Debt shall be secured. These restrictions do not apply to debts secured by:

•	Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•	Mortgages on property or shares of stock existing at the time of acquisition of such property or stock by CCE or a Restricted Subsidiary or existing as of the 27th day of July, 2007;

•

Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by CCE or a Restricted Subsidiary, or to secure any Secured Debt incurred by CCE or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by CCE or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

•	Mortgages securing Secured Debt of a Restricted Subsidiary owing to CCE or to another Restricted Subsidiary;

•

Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with CCE or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to CCE or a Restricted Subsidiary;

•

Mortgages on property of CCE or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

•

Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in “—Restrictions on Liens”; provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property); or

•

Mortgages upon any Principal Property, or any transfer or disposition of any Principal Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide CCE or any Subsidiary with certain ad valorem property tax savings or other incentive savings.

Notwithstanding the foregoing, CCE and its Restricted Subsidiaries may, however, without securing the securities, create, incur, issue, assume or guarantee Secured Debt if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of CCE’s Consolidated Net Tangible Assets as shown on CCE’s financial statements as of the end of the fiscal year preceding the date of determination.

Restrictions on Sale and Leaseback Transactions. CCE will not, nor will CCE permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

•

CCE or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the CCE debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under “—Restrictions on Liens” above, to be Secured Debt subject to the provisions of the covenants described therein;

•

Since the 27th day of July, 2007 and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, CCE or any Restricted Subsidiary, as the case may be, has expended or will expend for the Principal Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and CCE elects to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and CCE elects to designate such amount as a credit against such Sale and

Leaseback Transaction and applies an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

•

such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under “—Restrictions on Sale and Leaseback Transactions” and CCE does not make the election permitted by the second paragraph under “—Restrictions on Sale and Leaseback Transactions” or makes such election only as to a part of such net proceeds, in either of which events CCE shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under “—Restrictions on Sale and Leaseback Transactions”) to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of CCE or any Restricted Subsidiary (other than indebtedness for borrowed money of CCE which is subordinated to the debt securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, that at our option and pursuant to the terms of the applicable Indenture, such indebtedness may include CCE debt securities).

Corporate Existence. CCE and BHI Luxembourg will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, rights (charter and statutory) and franchise and those of their Subsidiaries; provided, however, that CCE and BHI Luxembourg shall not be required to preserve any such rights or franchise if their respective Boards of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such corporation or corporations and if the loss thereof is not materially adverse to the holders of debt securities.

Maintenance of Properties. CCE and BHI Luxembourg will cause all properties used or useful in the conduct of their business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing shall prevent CCE and BHI Luxembourg from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in their judgment, desirable in the conduct of their business or the business of any Subsidiary and is not materially adverse to the holders of debt securities.

Definitions. “Attributable Debt,” when applied to a Sale and Leaseback Transaction, means the present value (discounted at the weighted average interest rate borne by all debt securities outstanding at the time of such Sale and Leaseback Transaction discounted semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

“Mortgage” or “Mortgages” means any mortgage, pledge, lien, security interest or other encumbrances upon any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired).

“Consolidated Net Tangible Assets” means the total assets of CCE and its Restricted Subsidiaries (including, without limitation, any net investment in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Indebtedness) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by CCE and its Restricted Subsidiaries in accordance with generally accepted accounting principles as of the end of the fiscal year preceding the date of determination; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Property” means each bottling plant or facility of CCE or a Restricted Subsidiary located within the United States (other than its territories and possessions) or Puerto Rico, except any such bottling plant or facility that CCE’s Board of Directors by resolution reasonably determines not to be of material importance to the total business conducted by CCE and its Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the fifty states of the United States of America, the District of Columbia or Puerto Rico and (ii) which owns or leases any Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing by CCE or any Restricted Subsidiary of any Principal Property whether such Principal Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between CCE and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by CCE or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

“Secured Debt” means notes, bonds, notes or other similar evidences of indebtedness for money borrowed secured by any Mortgage.

“Subsidiary” means any corporation of which stock having by its terms ordinary voting power to elect at least a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by CCE, or by CCE and one or more Subsidiaries, or by one or more Subsidiaries.

Events of Default

Any of the following will be events of default with respect to debt securities of a particular series:

•	failure to pay interest or any other amount payable on a debt security for 30 days;

•	failure to pay any principal or premium on any debt security of that series when due;

•	failure to make any sinking fund payment, when due, in respect of any debt security of that series;

•

failure to perform any other covenant in the applicable Indenture for the benefit of such series or in the debt securities of such series that continue for 90 days after written notice of default from the Trustee or the holders of a majority in principal amount of the outstanding debt securities;

•	acceleration of any of the relevant issuer’s indebtedness in excess of $100,000,000 due to default;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default specifically provided with respect to debt securities of that series.

If an event of default for any series of debt securities occurs and continues, either the Trustee or the holders of at least 25% in aggregate principal amount of that series of debt securities may declare the entire principal of all debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of that series of debt securities may be able to rescind the declaration if the default has been remedied. If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the entire principal of all debt securities of all series will become due and payable immediately without any declaration or any act on the part of the Trustee or the holders of debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series by notice to the Trustee may waive any past default with respect to debt securities of that series and its consequences except a default in the payment of the principal (and premium, if any) and interest. When a default is waived, it is cured and stops continuing.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable Indenture. It is possible for an event of default to occur with respect to one or more series of debt securities while other series are not affected.

Within 90 days after the occurrence thereof, the Trustee shall give to the holders of the debt securities notice of each default with respect to the debt securities, unless such default shall have been cured before the giving of such notice; but, unless such default be the failure to pay the principal of, premium, if any, or interest on any of the debt securities when and as the same shall become payable, or to make any sinking fund payments as to debt securities, the Trustee shall be protected in withholding such notice, if and so long as the Board of Directors, the executive committee or a trust committee of directors or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities.

Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request, order or direction of any holders, unless the holders offer the Trustee indemnity satisfactory to the Trustee. If they provide this indemnification satisfactory to the Trustee, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of debt securities, provided that such direction must not be in conflict with any law or the applicable Indenture. Before exercising any right or power under the applicable Indenture at the direction of such holders, the Trustee will be entitled to receive from such holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

Supplemental Indentures

Under each Indenture, the parties to that Indenture can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

The parties to an Indenture may, with the consent of the holders of a majority in aggregate principal amount of the debt securities of a series, modify the applicable Indenture or the rights of the holders of the debt securities of such series to be affected.

No such modification may, without the consent of the holder of each debt security so affected:

•	extend the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	extend the stated maturity of or reduce the amount of any payment to be made with respect to any coupon;

•	change the currency in which the principal of and premium, if any, or interest on such debt security is denominated or payable;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	change any obligation to pay additional interest due to taxes or governmental charges;

•	limit the relevant issuer’s obligation to maintain a paying agency outside the United States for payment on bearer securities;

•	limit the relevant issuer’s obligations to redeem certain debt securities in bearer form if certain events involving U.S. information reporting requirements occur;

•	reduce the percentage of outstanding debt securities whose holders need to consent to the modification; or

•	change, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

Defeasance

If so specified when the debt securities of a particular series are created, after the relevant issuer has deposited with the Trustee cash or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after the issuer has deposited with the Trustee funds in the currency specified in the applicable prospectus supplement or securities of issuers specified in the applicable prospectus supplement in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the debt securities of that series when due, then either at the option of the relevant issuer:

•

the relevant issuer will be deemed to have paid and satisfied its obligations on all outstanding debt securities of that series (and, if applicable, CCE will not be liable for payment on the guarantees) on the first day after the applicable conditions described below are satisfied, which is known as “defeasance and discharge;” or

•

the obligations among others described above under “—Restrictions on Liens”, “—Restrictions on Sale and Leaseback Transaction” relating to the debt securities of any series shall cease, other than the obligation to pay when due the principal of, premium, if any, and interest on those debt securities, which is known as “covenant defeasance.”

As a condition to the exercise of its defeasance option, the relevant issuer must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will have no United States federal income tax consequences as a result of the issuer’s exercise of its defeasance option. In the case of defeasance and discharge, such opinion must be based upon a ruling or administrative pronouncement of the Internal Revenue Service or a change in law. If the debt securities are listed on The New York Stock Exchange, Inc., the issuer must also deliver to the trustee an opinion of counsel stating that defeasance would not cause the debt securities to be delisted.

When there is a defeasance and discharge, (1) the Indentures will no longer govern the debt securities of that series and the guarantees, (2) the relevant issuer will no longer be liable for payment (and, if applicable, CCE will not be liable for payment on the guarantees) and (3) the holders of those debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the relevant issuer will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the Indentures regarding compensation, reimbursement and indemnification of the Trustee, optional redemption, mandatory and optional scheduled installment payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if the relevant issuer exercises its defeasance and discharge or covenant defeasance options.

Concerning the Trustee

Deutsche Bank Trust Company Americas, New York, New York, is the trustee under the Indentures. We maintain banking relationships in the ordinary course of business with Deutsche Bank Trust Company Americas.

Governing Law

The debt securities, the related guarantees and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT WARRANTS

Each series of debt warrants will be issued by CCE under a separate debt warrant agreement to be entered into between CCE and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement. The forms of each of the debt warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference into the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the debt warrants CCE may issue. Further terms of the debt warrants and applicable debt warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a debt warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. See “Where To Find More Information” for information on how to locate the debt warrant agreement.

General

A prospectus supplement relating to each series of debt warrants that may be offered will include specifications relating to the offering. These terms will include the following:

•	the title of such debt warrants;

•	the aggregate number of such debt warrants and whether such debt warrants may be settled in cash;

•	the price or prices at which such debt warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such debt warrants may be payable;

•	the aggregate principal amount and terms of the CCE debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

•	the designation and terms of any related CCE debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such CCE debt security;

•	the date, if any, when such debt warrants and the related CCE debt securities will be separately transferable;

•	the principal amount of CCE debt securities purchasable upon exercise of each debt warrant and the exercise price;

•

the date when the right to exercise such debt warrants begins and ends or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which the holder may exercise the debt warrants;

•	a discussion of the material U.S. federal income tax considerations that are specific to the debt warrants being offered; and

•	any other terms of such debt warrants, including terms, procedures and limitations relating to the exchange or exercise of such debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the CCE debt securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the CCE debt securities purchasable upon such exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash such principal amount of CCE debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the debt warrants offered by such prospectus supplement. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, CCE will, as soon as practicable, forward the CCE debt securities purchasable upon such exercise. If fewer than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

DESCRIPTION OF CURRENCY WARRANTS

Currency warrants may be in the form of either: (i) currency warrants giving holders the right to receive from CCE the cash settlement value in U.S. dollars of the right to sell a specified amount of a specified foreign currency or currency units for a specified amount of U.S. dollars (the “currency put warrants”) or (ii) currency warrants giving the holders the right to receive from CCE the cash settlement value in U.S. dollars of the right to purchase a specified amount of a specified foreign currency or units of two or more currencies for a specified amount of U.S. dollars (the “currency call warrants”). The spot exchange rate of the applicable base currency as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration.

Each series of the currency warrants will be issued by CCE under a currency warrant agreement between CCE and a bank or trust company, as currency warrant agent, as set forth in the applicable prospectus supplement. The forms of each of the currency warrant agreements will be filed as exhibits to the registration statement of which this prospectus forms a part or will be furnished to the Commission on a Form 8-K that is incorporated by reference in the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the currency warrants CCE may issue. Further terms of the currency warrants and applicable currency warrant agreement will be set forth in the applicable prospectus supplement. The specific terms of a currency warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. See “Where To Find More Information” for information on how to locate the currency warrant agreement.

General

A prospectus supplement related to each series of currency warrants that may be offered will include specific terms relating to the offering. These terms will include the following:

•	whether currency put warrants or currency call warrants will be offered;

•	the title of such currency warrants;

•	the aggregate number of such currency warrants;

•	the formula for determining the cash settlement value, if any, of each currency warrant;

•	the price or prices at which such currency warrants will be issued;

•	the procedures and conditions relating to the exercise of each series of currency warrants;

•	when the currency warrants will be deemed to be automatically exercised;

•	any minimum number of currency warrants which must be exercised at any one time;

•

the dates the right to exercise such currency warrants will begin and end or, if a holder may not continuously exercise the warrants throughout the period, the specific date or dates on which the holder may exercise the currency warrants;

•	a discussion of the material U.S. federal income tax considerations, if any, that are specific to the currency warrants being offered; and

•	any other terms of such currency warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Book-Entry Procedures and Settlement

Except as may otherwise be provided in the applicable prospectus supplement, the currency warrants will be issued in book-entry form represented by a global currency warrant certificate registered in the name of a depositary or its nominee. Holders will not be entitled to receive definitive certificates representing currency warrants. A holder’s ownership of a currency warrant will be recorded on or through the records of the brokerage firm or other entity that maintains such holder’s account. In turn, the total number of currency warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any currency warrant will be effected only through the selling holder’s brokerage firm.

The cash settlement value will be paid by the currency warrant agent to the depositary. The depositary will be responsible for crediting the amount of such payments to the accounts of participants or indirect participants in accordance with its standard procedures. Each participant or indirect participant will be responsible for disbursing such payments to the holders that it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the holders that it represents.

Exercise of Currency Warrants

Except as may otherwise be provided in the applicable prospectus supplement, each currency warrant will entitle the holder to receive the cash settlement value of such currency warrant on the applicable exercise date, in each case as such terms will be defined in the applicable prospectus supplement. If not exercised prior to 3:00 P.M., New York City time, on the fifth New York business day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date.

Listing

Except as may otherwise be provided in the applicable prospectus supplement, each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such currency warrants. In the event that the currency warrants are delisted from, or permanently suspended from trading on, such exchange, the expiration date for such currency warrants will be the date such delisting or trading suspension becomes effective and currency warrants not previously exercised will be deemed automatically exercised on such expiration date. The applicable currency warrant agreement will contain a covenant of CCE not to seek delisting of the currency warrants, or suspension of their trading, on such exchange.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds to the issuer from sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Any underwriters, dealers or agents participating in a sale of securities may be considered to be underwriters under the Securities Act. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. The relevant issuer may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from the issuer for payments they make relating to these liabilities.

Method of Sale

We may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

If underwriters are used in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters will also be obligated to purchase all the securities of an issue if any are purchased. Any initial public offering price or any concession allowed or reallowed or paid to dealers may be changed.

We may also sell the securities directly or through agents. Any agent will be named and any commissions payable to the agent will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of securities in other jurisdictions if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for either CCE or BHI Luxembourg in the ordinary course of business.

LEGAL MATTERS

The legality of the securities to be issued by CCE has been passed upon by John J. Culhane, CCE’s Executive Vice President and General Counsel, who as to matters of New York law has relied upon the opinion of Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Mr. Culhane also owns shares of CCE’s common stock and options to purchase shares of CCE’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the securities being offered hereby insofar as they involve matters of New York law for any agents or underwriters.

The legality of the debt securities to be issued by BHI Luxembourg has been passed upon by Linklaters LLP.

EXPERTS

CCE’s consolidated financial statements and schedule appearing in its Annual Report on Form 10-K for the year ended December 31, 2006, and CCE management’s assessment of the effectiveness of CCE’s internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$275,000,000

Floating Rate Notes due 2011

PROSPECTUS SUPPLEMENT

May 7, 2008

Joint Book-Running Managers

Deutsche Bank Securities	JPMorgan

Co-Managers

Loop Capital Markets, LLC	The Williams Capital Group, L.P.